Exhibit 11

                       [Jones & Blouch L.L.P. Letterhead]

                                 April 19, 2000

Mutual of America Life Insurance Company
320 Park Avenue
New York, New York 10022

Gentlemen/Ladies:

We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment no.2 to the registration statement on Form S-6 of Mutual of America Separate Account No. 3 and Mutual of America Life Insurance Company to be filed with the Securities and Exchange Commission.

                        Very truly yours,

                        /s/ Jones & Blouch L.L.P